REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM



To the Shareholders and Board of Trustees of Two Oaks Diversified Growth and Income Fund
(Northern Lights Fund Trust II)


We have audited the accompanying statement of assets and liabilities, including the schedule of investments of Two Oaks Diversified Growth and Income Fund (the "Fund"), a series of the Northern Lights Fund Trust II, as of March
31, 2013, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five periods in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board
(United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of March 31, 2013, by correspondence with the custodian.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Two Oaks Diversified Growth and Income Fund as of March 31, 2013, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five periods in the period then ended, in conformity with accounting principles generally accepted in the United
States of America.




COHEN FUND AUDIT SERVICES, LTD.
Cleveland, Ohio
May 30, 2013